EXHIBIT 10.15

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of January 1, 2008, by and between Ag Derivatives, L.L.C., a California limited liability company ("Consultant") and Cadiz Inc., a Delaware corporation ("Cadiz").

WHEREAS, Consultant desires to provide to Cadiz, and Cadiz desires to obtain from Consultant, consulting services relating to the business operations of Cadiz; and

WHEREAS, Consultant and Cadiz desire that the consulting services to be provided in accordance with this Consulting Agreement be provided on behalf of Consultant by Timothy J. Shaheen ("Shaheen"), acting in his capacity as the sole member and manager of Consultant; and

WHEREAS, Shaheen is, in his personal capacity, a member of the Board of Directors of Cadiz; and

WHEREAS, any consulting services which may be provided to Cadiz by Shaheen, acting on behalf of Consultant, shall be in addition to, and not in lieu of, any services provided by Shaheen to Cadiz as a member of the Board of Directors of Cadiz;

NOW, THEREFORE, the parties agree as follows:

1.           TERM.  Cadiz hereby engages Consultant to provide consulting services to Cadiz, and Consultant accepts such engagement, commencing on January 1, 2008 (the "Commencement Date").

2.           DUTIES.  During the Term, Consultant shall furnish to Cadiz the consulting services of Shaheen.  Consultant shall cause Shaheen, on behalf of Consultant, to render advisory and consulting services to Cadiz of the type customarily performed by persons serving in similar limited consulting capacities, consistent with the knowledge and experience possessed by Shaheen.  The consulting services to be provided by Shaheen, on behalf of Consultant, shall include advising Cadiz with respect to farming activities on Cadiz' ranch property, providing advice and assistance to Cadiz management regarding strategic alternatives for utilization of the ranch property, and providing such other advice and assistance as the Board of Directors or the Chief Executive Officer of Cadiz may reasonably request.

3.           PERFORMANCE OF DUTIES.  Consultant shall cause Shaheen to perform Consultant's duties hereunder in a diligent and reasonable manner consistent with professional standards in the field.  Consultant shall cause Shaheen to devote such time to the performance of duties hereunder as is necessary to complete such duties in a timely fashion.  Consultant's services shall be non-exclusive, and nothing in this Agreement shall preclude Consultant or any affiliate of Consultant from acting as a consultant to or employee of any other business or entity, except that neither Consultant nor any affiliate of Consultant may engage in any activity which materially detracts from the performance of Consultant's duties hereunder.

4.           FEE.  In consideration of the services to be provided by Consultant pursuant to this Agreement, Cadiz shall pay to Consultant a fee of $12,500 per month.  Such fee shall be in addition to, and not in lieu of, any compensation payable directly to Shaheen by Cadiz for Shaheen's service, in his individual capacity, on the Board of Directors of Cadiz.

5.           PAYMENT OF TAXES.  In light of Consultant’s status as an independent contractor to Cadiz, the parties acknowledge that no payroll or employment taxes of any kind shall be withheld or paid by Cadiz with respect to payments to Consultant during the Term, and that Cadiz shall make no additional benefits available to Consultant.  Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement and Consultant acknowledges the obligation to pay all taxes thereon and that neither Consultant nor any affiliate of Consultant will be eligible for any employee benefits.  Consultant further agrees to indemnify Cadiz and hold it harmless to the extent of any obligation imposed on Cadiz: (i) to pay withholding taxes or similar items; or (ii) resulting from Consultant’s being determined not to be an independent contractor.  As may be appropriate, Cadiz shall report the payments made hereunder by (a) filing the appropriate 1099 forms and (b) making any other reports required by law.

6.           REIMBURSEMENT OF EXPENSES.  Cadiz will reimburse Consultant during the Term for any appropriately documented, reasonable and necessary travel and other business expenses incurred by or on behalf of Consultant in the course of providing services pursuant to this Agreement.  Consultant confirms and agrees that Consultant will only seek reimbursement for reasonable and necessary expenses consistent with Cadiz's expense reimbursement policies and procedures.

7.           INDEPENDENT CONTRACTOR.  Cadiz and Consultant agree that the relationship among the parties shall be that of independent contractor.  Cadiz and Consultant acknowledge that during the term of this Agreement, neither Consultant nor any affiliate of Consultant will be acting as an officer or employee of Cadiz, although the parties acknowledge and agree that Shaheen shall continue to serve as a director of Cadiz in his individual capacity.  However, neither Consultant nor any affiliate of Consultant shall, in the performance of Consultant's consulting duties hereunder, be responsible for any management decisions on behalf of Cadiz, and may not commit Cadiz to any action.  Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and neither Consultant nor any affiliate of Consultant will commit Cadiz in any manner except when a commitment has been specifically authorized in writing by Cadiz or, solely with respect to Shaheen, to the extent Shaheen is acting in his authorized capacity as a member of the Cadiz Board of Directors.

8.           TERMINATION.  This Agreement shall be subject to termination by either Party upon giving of thirty (30) days' written notice to the other.  If the Agreement is terminated, Consultant’s fee shall be prorated and paid through the effective date of termination, and Cadiz shall have no obligation to make payments to, or bestow benefits upon, Consultant after the date of termination (otherwise than as required by law).

9.           ADDITIONAL ACKNOWLEDGMENTS.

a.           Consultant understands that the terms of this Agreement may be required to be disclosed in, or filed as an exhibit to, Cadiz’ annual proxy statement or other reports filed publicly with the U.S. Securities and Exchange Commission.

b.           Consultant acknowledges and agrees that Consultant has fully read and understands this Agreement, has been advised to and has been given the opportunity to consult with Consultant's attorney concerning this Agreement, has had any questions regarding its effect or the meaning of its terms answered to Consultant's satisfaction and, intending to be legally bound hereby, has freely and voluntarily executed this Agreement.

c.           Cadiz and Consultant acknowledge and agree that Consultant is serving as a consultant to Cadiz at the request of Cadiz and as such Consultant and any affiliate of Consultant providing services to Cadiz hereunder on behalf of Consultant are to be deemed an “Agent” of Cadiz for purposes of the indemnity provisions set forth in Article VI of the Bylaws of Cadiz.  Accordingly, Consultant and any such affiliate of Consultant shall be entitled to indemnification from Cadiz to the full extent to which an Agent is entitled to indemnification pursuant to the provisions of Article VI of the Bylaws of Cadiz.

10.           GENERAL PROVISIONS.

a.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  However, neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.

b.           This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

c.           The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

d.           This Agreement may not be modified except by a written instrument signed by all parties hereto.

e.           All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

f.           This Agreement is made with reference to the laws of the State of California and shall be governed by and construed in accordance therewith.  Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Cadiz:	Consultant
Cadiz Inc.	Ag Derivatives, L.L.C.
By:	By:
Keith Brackpool	Timothy J. Shaheen
Chief Executive Officer	Manager